Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Victoria Sivrais

FD

312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Fourth Quarter and Full Year 2009 Results

Increased purchasing during the quarter; Acquired $43.0M in charged-off consumer receivable portfolios

Warren, Mich., March 10, 2010 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced results for the quarter and fiscal year ended December 31, 2009.

Highlights from the fourth quarter 2009 include:

•	Acquired $43.0 million (net of buybacks) in charged-off consumer receivable portfolios during the fourth quarter of 2009, with an aggregate value of $1.4 billion, or 3.08% of face value;

•	Cash collections of $74.8 million;

•	Non-cash net impairment of purchased receivables of $32.4 million;

•	Operating expenses of 64.9 percent of cash collections; and

•	Net loss of $20.2 million.

Rion Needs, President and CEO, commented: “The operating environment in 2009 has been one of the most challenging periods in our Company’s history, with the fourth quarter proving to be one of the most difficult quarters of the year. The macroeconomic environment continued to adversely impact our cash collections, particularly on our older vintages. In connection with the preparation of our financial statements for the quarter and year ended December 31, 2009, we observed a significant difference between actual and projected cash collections in some of these older portfolios, which caused us to perform a more in depth review of our expectation of future cash collections. This resulted in a large non-cash impairment charge of $32.4 million, or $0.66 per share, net of the tax benefit. As a result, we reported a net loss for fourth quarter and the year. We are hopeful that this action will aid in minimizing non-cash impairments going forward.”

Needs continued, “While the economic headwinds persisted throughout the year, the pricing environment remained attractive as supply of charge-offs from issuers continued to expand and the overall demand remained soft. We continued to ramp up our purchasing during the back half of the year, and expect this initiative to pay dividends as we move through 2010 and collect on the newer vintage. Additionally, we made further progress with our initiatives to improve operational efficiencies that not only helped us manage through the current economic climate but also positions us for long-term value creation. Despite a difficult 2009, we look forward to 2010 and the opportunities for our business.”

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Fourth Quarter 2009 Review

Asset Acceptance reported cash collections of $74.8 million in the fourth quarter ended December 31, 2009, versus cash collections of $83.3 million in the year-ago period.

Total revenues were $18.7 million in the fourth quarter of 2009, compared to total revenues of $55.0 million in the fourth quarter of 2008. Amortization of purchased receivables in the fourth quarter of 2009 was 75.6% of total cash collections versus 34.2% of total cash collections in the fourth quarter of 2008. The Company reported a fourth quarter of 2009 non-cash net impairment charge of $32.4 million on purchased receivables, versus $4.6 million in the prior year quarter.

The net loss for the quarter was $20.2 million, or $0.66 per fully diluted share, compared to net income of $3.8 million, or $0.12 per fully diluted share, in the fourth quarter of 2008. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivables amortization (“Adjusted EBITDA”), decreased to $28.2 million in the fourth quarter of 2009, down 28.2% compared to the year-ago period. Please refer to the table on page three, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

During the fourth quarter of 2009, the Company invested $43.0 million to purchase charged-off consumer debt portfolios with a face value of $1.4 billion, for a blended rate of 3.08% of face value. This compares to the prior-year fourth quarter, when the Company invested $31.9 million to purchase consumer debt portfolios with a face value of $630.0 million, representing a blended rate of 5.06% of face value. All purchase data is adjusted for buybacks.

In addition to lower cash collections in the quarter, the Company reported higher operating expenses compared to the prior year. Total operating expenses in the quarter increased 5.5% to $48.5 million, from $46.0 million in the fourth quarter of 2008. For the 2009 fourth quarter, Asset Acceptance reported operating expenses of 64.9% of cash collections, up from 55.2% of cash collections in the prior year quarter.

Twelve Months Ended December 31, 2009

For the fiscal year ended December 31, 2009, the Company reported cash collections of $334.0 million compared to cash collections of $369.6 million in fiscal year 2008.

Total revenues in the fiscal year 2009 were $172.5 million versus $234.2 million in 2008. For 2009, amortization of purchased receivables was 48.7% of total cash collections versus 37.0% of total cash collections in the same period of last year. Net non-cash impairments for the fiscal year of 2009 totaled $49.5 million, versus $13.0 million for the year 2008.

The net loss for the twelve months of 2009 was $16.4 million, or $0.54 per fully diluted share, compared to net income of $15.7 million, or $0.51 per fully diluted share, in 2008. For the fiscal year ended December 31, 2009, Adjusted EBITDA declined to $153.3 million, a decrease of 15.3% when compared to the year ended 2008.

The Company invested $121.9 million to purchase charged-off consumer debt portfolios with a face value of $4.5 billion, for a blended rate of 2.73% during 2009, compared to $154.2 million with a face value of $3.8 billion, for a blended rate of 4.05% in 2008. All purchase data is adjusted for buybacks.

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net (loss) income plus (a) the (benefit) provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) (gain) loss on sale of assets, net, (f) impairment of assets and (g) purchased receivables amortization.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in our amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net (loss) income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net (loss) income, as reported, to Adjusted EBITDA.

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Net (loss) income	$(20,236,860)	$3,781,235	$(16,434,097)	$15,723,196
Adjustments:
Income tax (benefit) expense	(12,020,016)	2,146,351	(9,757,449)	9,680,968
Interest expense, net	2,610,979	3,128,386	10,134,906	12,991,942
Depreciation and amortization	1,164,412	1,004,300	4,107,635	3,954,802
Share-based compensation	254,309	320,111	1,328,402	1,329,298
(Gain) loss on sale of assets, net	(151,840)	210,102	(44,739)	56,825
Impairment of assets	—	170,692	1,167,600	616,343
Purchased receivables amortization	56,561,720	28,491,595	162,755,316	136,677,348

Adjusted EBITDA	$28,182,704	$39,252,772	$153,257,574	$181,030,722

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Fourth Quarter and Full Year 2009 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 5 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until March 10, 2011.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries that the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q4 ‘09	Q3 ‘09	Q2 ‘09	Q1 ‘09	Q4 ‘08
Total revenues	$18.7	$47.7	$49.1	$57.0	$55.0
Cash collections	$74.8	$77.8	$87.3	$94.1	$83.3
Operating expenses to cash collections	64.9%	61.8%	51.6%	50.0%	55.2%
Traditional call center collections	$32.6	$32.7	$36.1	$41.0	$35.1
Legal collections	$31.4	$33.1	$38.5	$38.7	$34.9
Other collections	$10.8	$12.0	$12.7	$14.4	$13.3
Amortization rate	75.6%	39.0%	44.1%	39.7%	34.2%
Collections on fully amortized portfolios	$14.2	$14.9	$15.8	$18.3	$17.7
Core amortization rate (Note 1)	93.4%	48.2%	53.9%	49.3%	43.4%
Investment in purchased receivables (Note 2)	$43.0	$37.1	$19.9	$21.9	$31.9
Face value of purchased receivables (Note 2)	$1,395.5	$1,597.8	$724.9	$741.7	$630.0
Average cost of purchased receivables (Note 2)	3.08%	2.32%	2.74%	2.95%	5.06%
Number of purchased receivable portfolios	37	33	22	31	23
Collections per account representative FTE	$29,345	$31,413	$38,858	$42,940	$34,994
Average account representative FTE’s	1,112	1,040	929	955	1,003

Note 1: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.

Note 2: All purchase data is adjusted for buybacks.

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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The Company provided the following details regarding purchased receivable revenues:

	Three months ended December 31, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2004 and prior	$15,242,351	$9,368,895	N/M	N/M	$4,238,000	$10,708,969
2005	4,330,183	(6,349,293)	N/M	N/M	9,025,000	1,069,404
2006	10,496,427	(6,605,124)	N/M	N/M	13,587,000	1,380,421
2007	14,272,149	2,619,833	81.6%	1.25%	5,546,000	880,453
2008	17,064,373	8,847,629	48.2	3.17	26,316	78,279
2009	13,382,243	10,344,066	22.7	4.00	—	86,345

Totals	$74,787,726	$18,226,006	75.6%	1.92%	$32,422,316	$14,203,871

	Three months ended December 31, 2008
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$16,922,585	$16,030,474	N/M	N/M	$285,600	$14,205,902
2004	6,283,258	4,139,738	34.1%	6.08%	1,774,300	1,055,473
2005	6,875,733	3,846,204	44.1	4.08	336,000	24,133
2006	15,740,083	10,127,371	35.7	4.88	2,167,497	1,727,832
2007	19,736,899	11,264,597	42.9	3.47	20,813	637,223
2008	17,787,020	9,445,599	46.9	2.66	18,276	73,516

Totals	$83,345,578	$54,853,983	34.2%	5.13%	$4,602,486	$17,724,079

	Twelve months ended December 31, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2004 and prior	$76,818,620	$59,351,726	N/M	N/M	$9,916,500	$51,005,995
2005	22,725,619	2,276,130	90.0%	0.88%	11,770,000	1,968,651
2006	53,239,336	19,573,500	63.2	3.00	19,855,000	6,523,756
2007	69,890,696	31,214,488	55.3	3.05	6,994,000	3,204,897
2008	83,430,138	38,422,017	53.9	2.91	969,254	332,543
2009	27,926,188	20,437,420	26.8	3.98	—	124,996

Totals	$334,030,597	$171,275,281	48.7%	4.27%	$49,504,754	$63,160,838

	Twelve months ended December 31, 2008
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$86,570,398	$80,343,561	N/M	N/M	$(1,575,800)	$66,525,760
2004	32,275,692	22,173,829	31.3%	6.93%	4,582,964	3,707,110
2005	35,638,117	14,871,669	58.3	3.13	4,698,986	80,738
2006	79,953,394	50,894,934	36.3	5.30	4,627,497	7,493,922
2007	93,183,368	44,063,847	52.7	2.88	688,813	715,897
2008	41,957,161	20,552,942	51.0	2.68	18,276	101,294

Totals	$369,578,130	$232,900,782	37.0%	5.60%	$13,040,736	$78,624,721

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues
Purchased receivable revenues, net	$18,226,006	$54,853,983	$171,275,281	$232,900,782
Gain on sale of purchased receivables	396,133	—	399,373	165,040
Other revenues, net	118,490	170,341	812,947	1,146,494

Total revenues	18,740,629	55,024,324	172,487,601	234,212,316

Expenses
Salaries and benefits	20,349,896	19,385,443	77,666,083	83,348,494
Collections expense	22,575,623	20,948,870	89,095,287	89,458,611
Occupancy	2,128,572	1,894,194	7,588,100	7,727,356
Administrative	2,050,788	2,362,025	8,694,344	10,510,635
Depreciation and amortization	1,164,412	1,004,300	4,107,635	3,954,802
Impairment of assets	—	170,692	1,167,600	616,343
Loss on disposal of equipment and other assets	244,293	210,102	354,634	221,865

Total operating expenses	48,513,584	45,975,626	188,673,683	195,838,106

(Loss) income from operations	(29,772,955)	9,048,698	(16,186,082)	38,374,210
Other income (expense)
Interest expense	(2,629,954)	(3,128,587)	(10,168,671)	(13,023,938)
Interest income	18,975	201	33,765	31,996
Other	127,058	7,274	129,442	21,896

(Loss) income before income taxes	(32,256,876)	5,927,586	(26,191,546)	25,404,164
Income tax (benefit) expense	(12,020,016)	2,146,351	(9,757,449)	9,680,968

Net (loss) income	$(20,236,860)	$3,781,235	$(16,434,097)	$15,723,196

Weighted-average number of shares:
Basic	30,657,948	30,579,066	30,633,936	30,566,031
Diluted	30,657,948	30,581,939	30,633,936	30,592,317
(Loss) earnings per common share outstanding:
Basic	$(0.66)	$0.12	$(0.54)	$0.51
Diluted	$(0.66)	$0.12	$(0.54)	$0.51

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash	$4,935,248	$6,042,859
Purchased receivables, net	319,772,006	361,808,502
Income taxes receivable	5,553,181	3,934,029
Property and equipment, net	14,521,666	12,526,817
Goodwill	14,323,071	14,323,071
Intangible assets, net	1,079,065	2,453,117
Other assets	6,231,732	7,082,721

Total assets	$366,415,969	$408,171,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,002,299	$3,388,320
Accrued liabilities	21,294,388	21,476,207
Income taxes payable	1,196,071	658,329
Notes payable	160,022,514	181,550,000
Capital lease obligations	278,459	—
Deferred tax liability, net	57,524,754	64,470,002

Total liabilities	243,318,485	271,542,858

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,220,132 and 33,169,552 at December 31, 2009 and 2008, respectively	332,201	331,696
Additional paid in capital	148,243,688	146,915,791
Retained earnings	18,754,217	35,188,314
Accumulated other comprehensive loss, net of tax	(2,955,451)	(4,664,862)
Common stock in treasury; at cost, 2,616,424 and 2,596,521 shares at December 31, 2009 and 2008, respectively	(41,277,171)	(41,142,681)

Total stockholders’ equity	123,097,484	136,628,258

Total liabilities and stockholders’ equity	$366,415,969	$408,171,116

Asset Acceptance Fourth Quarter and Full Year 2009 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended December 31,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(16,434,097)	$15,723,196
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,107,635	3,954,802
Amortization of deferred financing costs	670,559	506,821
Deferred income taxes	(7,806,252)	5,770,054
Share-based compensation expense	1,328,402	1,329,298
Net impairment of purchased receivables	49,504,755	13,040,736
Non-cash revenue	(1,499,743)	(575,006)
Loss on disposal of equipment and other assets	354,634	221,865
Gain on sale of purchased receivables	(399,373)	(165,040)
Impairment of assets	1,167,600	616,343
Changes in assets and liabilities:
Decrease (increase) in other assets	2,016,356	(845,756)
(Decrease) in accounts payable and other accrued liabilities	(397,257)	(53,490)
(Decrease) increase in income taxes	(1,081,410)	149,088

Net cash provided by operating activities	31,531,809	39,672,911

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(118,319,478)	(152,289,315)
Principal collected on purchased receivables	114,750,304	124,211,618
Proceeds from sale of purchased receivables	399,863	167,405
Purchase of property and equipment	(5,976,404)	(5,658,784)
Proceeds from sale of property and equipment	4,197	7,800

Net cash used in investing activities	(9,141,518)	(33,561,276)

Cash flows from financing activities
Borrowings under notes payable	49,200,000	128,000,000
Repayment of notes payable	(70,727,486)	(137,700,000)
Payment of deferred financing costs	(1,835,926)	(660,575)
Repayment of capital lease obligations	—	(15,927)
Purchase of treasury shares	(134,490)	(166,753)

Net cash (used in) financing activities	(23,497,902)	(10,543,255)

Net decrease in cash	(1,107,611)	(4,431,620)
Cash at beginning of year	6,042,859	10,474,479

Cash at end of year	$4,935,248	$6,042,859

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$9,593,119	$12,588,205
Net cash (received) paid for income taxes	$(869,787)	$3,724,444
Non-cash investing and financing activities:
Change in fair value of swap liability	$(2,570,415)	$4,117,571
Change in unrealized loss on cash flow hedge	$1,709,411	$(2,652,735)
Purchased receivable obligations incurred	$2,399,832	$—
Capital lease obligations incurred	$278,459	$—